UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 29, 2009

Commission file number: 033-74194-01

REMINGTON ARMS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement and Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Indenture and Registration Rights Agreement

On July 29, 2009, Freedom Group, Inc. (“Freedom Group”), the indirect parent of Remington Arms Company, Inc. (the “Company”), issued an aggregate original principal amount of $200.0 million of 10 1/4% Senior Secured Notes due 2015 (the “Notes”) at an issue price of 97.827%. The net proceeds from the Notes, together with cash on hand, will be used to fund the redemption on August 7, 2009 of the Company’s 10 1/2% Senior Notes due 2011. The Notes are guaranteed (the “Guarantees”) by each of Freedom Group’s existing wholly-owned domestic subsidiaries, including the Company (the “Guarantors”), that are borrowers or guarantors under Freedom Group’s new senior secured asset-based revolving credit facility described below (the “ABL Revolver”), which was entered into contemporaneously with the issuance of the Notes. The Notes and Guarantees are secured by (i) a first-priority lien on substantially all existing and future personal property of Freedom Group and the Guarantors (other than assets securing the ABL Revolver with a first-priority lien), including 100% of the equity interests in the Guarantors, (ii) a first-priority lien on certain owned real property of Freedom Group and the Guarantors and (iii) a second-priority lien on intellectual property and working capital of Freedom Group and the Guarantors, such as receivables, inventory, related general intangibles, and other assets and proceeds thereof that secure the ABL Revolver on a first-priority basis. The Indenture dated as of July 29, 2009 (the “Indenture”), by and among Freedom Group, as Issuer, the guarantors named therein and Wilmington Trust FSB, as Trustee and Collateral Agent, pursuant to which the Notes were issued, is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Indenture contains covenants which include, among other things, limitations on the ability of Freedom Group and some of its subsidiaries, including the Company to: incur or guarantee additional debt or issue disqualified or preferred stock; pay dividends, repurchase equity or prepay subordinated debt; make certain investments; enter into transactions with affiliates; merge, consolidate or sell all or substantially all assets; allow certain restrictions on the ability of the Guarantors to pay dividends or make other payments to Freedom Group; and incur liens on assets.

The Indenture also contains events of default with respect to: default in payments of interest after a 30-day grace period or a default in the payment of principal when due; failure of Freedom Group to comply with a covenant in the Indenture limiting its ability to merge, consolidate or sell all or substantially all of its assets; default in the performance of the change of control covenant in the Indenture that continues for more than 30 days after notice of default has been provided to Freedom Group; default in the performance of any other covenant in the Indenture that continues for more than 60 days after notice of default has been provided to Freedom Group; failure to make any payment when due, including applicable grace periods, under any indebtedness for money borrowed by Freedom Group or a significant subsidiary thereof having a principal amount in excess of $20 million; the acceleration of the maturity of any indebtedness for money borrowed by Freedom Group or a significant subsidiary thereof having a principal amount in excess of $20 million; failure by Freedom Group or a significant subsidiary to pay final judgments aggregating in excess of $20 million, which judgments are not discharged, waived or stayed for 60 days; certain events of bankruptcy, insolvency or reorganization of Freedom Group or a significant subsidiary; the Guarantee of a significant subsidiary ceases to be in full force and effect and such default continues for 10 days; certain defaults, repudiations or judicial determinations with respect to the performance of the security documents relating to the Notes, which materially adversely affect the enforceability, validity, perfection or priority of the liens on a material portion of the collateral for the Notes, which default, repudiation or determination is not rescinded, stayed or waived within 60 days after notice is given.

The Notes are redeemable on the dates, at the redemption prices and in the manner specified in the Indenture.

Pursuant to a registration rights agreement (the “Registration Rights Agreement”), Freedom Group agreed in the limited circumstances specified therein to make an offer to exchange the Notes for registered, publicly tradable notes that have substantially identical terms to the Notes. The Registration Rights Agreement, dated as of July 29, 2009, among Freedom Group, Inc., as Issuer, the guarantors party thereto and the Initial Purchasers party thereto is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Loan and Security Agreement

Concurrently with the issuance of the Notes, Freedom Group and certain of its subsidiaries, including the Company, entered into a Loan and Security Agreement, dated as of July 29, 2009, among Freedom Group, the Company, certain other subsidiaries of Freedom Group, the lenders party thereto, Wachovia Bank, National Association, as Agent, and the other parties thereto, governing the ABL Revolver (the “ABL Agreement”). The ABL Revolver is a four-year $180.0 million senior secured asset-based revolving credit facility, including sub-limits for letters of credit and swingline loans. Subject to certain terms and conditions, the ABL Revolver may be increased by an aggregate of $75.0 million during its term up to $255.0 million. Freedom Group used borrowings under the ABL Revolver to repay and redeem certain existing indebtedness and pay related fees and expenses.

The ABL Revolver is secured by a first-priority lien on Freedom Group’s and the Guarantors’ present and future accounts receivable, inventory and certain general intangibles (including intellectual property), certain other assets and proceeds relating thereto. Obligations under the ABL Revolver are also secured by a second-priority lien in the collateral securing the Notes, other than owned real property. Matters relating to the collateral are governed by the terms of security documents and an intercreditor agreement.

Each of Freedom Group’s existing wholly-owned domestic subsidiaries is either a borrower or a guarantor under the ABL Revolver. Freedom Group may designate, in its discretion, from time to time, subsidiaries that are not borrowers to be joined as guarantors.

Borrowings under the ABL Revolver bear interest at an annual rate of either (a) the LIBOR rate plus a spread or (b) the base rate plus a spread. The ABL Revolver includes an unused line fee that will be charged at an annual rate to be paid monthly in arrears. LIBOR and base rate margins and the unused line fee will adjust from time to time based on excess availability as provided in the ABL Revolver. Freedom Group will pay a fee on letters of credit equal to the applicable LIBOR margin and a fronting fee equal to 0.125% per annum, in each case to be paid monthly in arrears.

The ABL Revolver contains customary covenants applicable to Freedom Group and its subsidiaries, other than certain unrestricted subsidiaries. The ABL Revolver contains certain financial covenants, as well as restrictions on, among other things, Freedom Group’s and the Guarantors’ ability to: incur debt; incur liens; declare or make distributions to its stockholders; make loans and investments; repay debt; enter into mergers, acquisitions and other business combinations; engage in asset sales; amend or modify its governing documents; engage in businesses other than our business as currently conducted; and enter into transactions with affiliates.

The ABL Revolver includes customary events of default, including cross-defaults to the Notes and other indebtedness.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

4.1	Indenture for the 10 1/4% Senior Secured Notes due 2015, dated as of July 29, 2009, by and among Freedom Group, Inc., as Issuer, the guarantors named therein and Wilmington Trust FSB, as Trustee and Collateral Agent (including the forms of Notes).

4.2	Registration Rights Agreement, dated as of July 29, 2009, among Freedom Group, Inc., as Issuer, the guarantors party thereto and the Initial Purchasers party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ Stephen P. Jackson, Jr.
Name: Stephen P. Jackson, Jr. Title: Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)

August 4, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture for the 10 1/4% Senior Secured Notes due 2015, dated as of July 29, 2009, by and among Freedom Group, Inc., as Issuer, the guarantors named therein and Wilmington Trust FSB, as Trustee and Collateral Agent (including the forms of Notes).

4.2	Registration Rights Agreement, dated as of July 29, 2009, among Freedom Group, Inc., as Issuer, the guarantors party thereto and the Initial Purchasers party thereto.